SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event  reported)  July 15,  1999

                               MERIDIAN DATA, INC.
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               (Exact name of registrant as specified in charter)
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      Delaware                                       77-0188708
(State of incorporation
 or organization)     (Commission File Number) (IRS Employer Identification No.)
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5615 Scotts Valley Drive, Scotts Valley, California                 95066
(Address of principal executive offices)                         (Zip Code)
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Registrant's telephone number, including area code    (831) 438-3100


                            None
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      (Former name or former address, if changed since last report)
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




Item 5.  Other Events.

     On July 15, 1999, Meridian Data, Inc. (the "Company") issued a press release to announce the Company's earnings for the quarter ending June 30, 1999 in a press release. The Company's press release, dated July 15, 1999, is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

Exhibit 99 Press Release dated July 15, 1999.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     MERIDIAN DATA, INC.




DATE: July 15, 1999                                  By:  /s/ Erik E. Miller
                                                  ------------------------------
                                                  Name: ERIK E. MILLER
                                                 Title: Sr. vice President,
                                                        Finance and CFO

                                  EXHIBIT INDEX

Exhibit      Document Description
Number

99           Press Release dated July 15, 1999

For Immediate Release:

Company Contact:                       Agency Contact:
Erik E. Miller                         Lillian Armstrong/Kris Otridge
Meridian Data Inc.                     Lippert/Heilshorn & Associates
(831) 438-3100                          (415) 433-3777

                MERIDIAN DATA REPORTS SECOND QUARTER 1999 RESULTS

     SCOTTS VALLEY,  Calif.,  July 15, 1999 -- Meridian Data, Inc.  (NASDAQ NMS:
MDCD), a provider of simplified network storage solutions, today reported results for the quarter and six months ended June 30, 1999.

     For the 1999 second quarter the Company reported total revenues of $3.9 million, which included approximately $1.2 million related to the Snap! Server. For the comparable quarter of 1998 total revenues were $4.2 million. The Company's believes that its results for the second quarter were impacted by the transition from Snap! Server version 1.x to 2.0 and confusion in the channel resulting from the upcoming merger with Quantum Corporation. Net loss for the second quarter of 1999 was $3.4 million, or $0.41 per share, compared with a net loss of $4.9 million, or $0.55 per share for the comparable period of 1998.

     For the six months ended June 30, 1999 Meridian Data reported total revenues of $7.9 million compared to $7.6 million for the first six months of 1998. The Company reported 1999 year-to-date sales related to its Snap! Server of approximately $2.9 million. For the six months of 1999, the Company's net loss was $6.2 million, or $0.76 per share, compared with a net loss of $7.1 million, or $0.80 per share, for the comparable period of 1998.

     Gianluca Rattazzi, president and chief executive officer of Meridian Data said, "Meridian's release of the Snap! Server v2.0 and our new Pentium based 32 gigabyte Snap! Server has been a great success. Sales to end users in June were the highest ever since Meridian released its first Snap! Server in May of 1998."


     Mr. Rattazzi continued, "In support of the pending merger with Quantum, both companies are preparing to integrate operations to maximize the future synergistic benefits of our Snap! Server technology and Quantum's outstanding reputation and market presence. Both companies see a tremendous opportunity in the network attached storage ("NAS") market and are working together to position Snap! Server technology as the 'solution of choice.'" Mr. Rattazzi concluded, "As previously announced, the merger with Quantum received early release from the Hart-Scott-Rodino Antitrust Improvements Act, and, subject to stockholder approval, we expect the merger to be completed by early September 1999."

About Meridian Data

     Founded in 1988, Meridian Data is a developer and manufacturer of easy-to-use network storage solutions. Trading as MDCD on the NASDAQ National Market System, Meridian is headquartered in Scotts Valley, Calif. and maintains offices in New York, Washington D.C., Dallas, Florida, Atlanta, Chicago, San Francisco/Bay Area, and London. The Company's products are available through leading distributors and value-added resellers, and leading computer product catalogs worldwide. For more information, visit http://www.meridian-data.com or http://www.snapserver.com on the World Wide Web or call our fax on demand server at 1-800-239-0335.

Safe Harbor Statement

     The words "anticipate," "believe," "estimate," "expect," "intend," "will," "project," "hope," and similar expressions, as they relate to the Company or the markets in which the Company's products compete, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary significantly from those described. In accordance with provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21G of the Securities Exchange Act of 1934, as amended, we are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors set forth in the Company's filings with the Securities and Exchange Commission and those set forth below. Such forward-looking statements include, but are not limited to, comments regarding the company's pending merger with Quantum Corporation, the projected future growth of the NAS market, and future Snap! Server sales. This merger is subject to stockholder approval and the company's board of directors and management do not control sufficient shares to guarantee approval of the merger. Failure to obtain the necessary stockholder approvals would have a material adverse effect on the company. The Company generally ships its products within a short period from receipt of an order, and as such does not typically have a material backlog of unfilled orders. Thus, total revenue in any quarter is substantially dependent on orders booked in that quarter. The Company's quarterly operating results may also vary significantly due to changes in market acceptance of new products, including the Snap! Server, The Company's quarterly operating results may vary significantly due to changes in market acceptance of products, such as the Snap! Server, and changes in the projected growth of the NAS market. There can be no assurance that the Company will be successful in developing and marketing the Snap! Server or other new products, or that such products will achieve market acceptance. The Company has failed to meet its expectations of future revenues in the past. As a result of these and other factors, the Company believes that its revenues and operating results are difficult to predict and are subject to fluctuations from period to period. The Company is actively developing new products for the NAS market. Such products entails substantially higher risks to the Company in the form of new and well established competition, and competitive dynamics different than those experienced in the CD ROM networking market.

                             **********************
                                  Table follows



MERIDIAN DATA, INC.
CONDENSED STATEMENTS OF OPERATIONS

                                              Three months ended June 30,    Six months ended June 30,
(In thousands, except per share data,
 unaudited)                                     1999               1998       1999             1998
Revenues
     Product sales                            $3,893             $4,237      $7,945            $7,560

Costs and expenses:
     Cost of product sales                     2,581              2,367       5,187             4,120
     Research and development                  1,073              1,852       2,169             3,491
     Sales and marketing                       2,574              4,554       5,290             6,469
     General and administrative                1,207                702       1,888             1,346
         Total costs and expenses              7,435              9,475      14,534            15,426
Loss from operations                          (3,542)            (5,238)     (6,589)           (7,866)
Interest income, net                             149                374         349               776
Net loss                                     $(3,393)           $(4,864)    $(6,240)          $(7,090)

Net loss per share:
     Basic                                   $ (0.41)           $ (0.55)    $ (0.76)          $ (0.80)
     Diluted Basic                           $ (0.41)           $ (0.55)    $ (0.76)          $ (0.80)

Shares used in per share computation:
     Basic                                     8,342              8,837       8,239             8,817
     Diluted                                   8,342              8,837       8,239             8,817


CONDENSED BALANCE SHEETS

                                               June 30,            December 31,
 (In thousands,  unaudited)                       1999                  1998
 ASSETS
 Current assets:
      Cash and marketable securities           $11,884               $18,843
      Accounts receivable                        2,149                 2,632
      Inventories                                3,258                 2,687
      Other current assets                         184                   132
          Total currents assets                 17,475                24,294
 Fixed assets, net                                 427                   579
 Other assets                                       11                    15
                                               $17,913               $24,888

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable and accrued expenses         $ 7,474               $ 8,647
 Stockholders' equity                           10,439                16,241
                                               $17,913               $24,888